Exhibit 10.1

INNOVATIVE FOOD HOLDINGS, INC.

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

Innovative Food Holdings, Inc., a Florida corporation (the “Company”), and Robert William Bennett (the “Executive”) (the Company and the Executive each a “Party” and, collectively, the “Parties”) enter into this FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) dated as of November 3, 2023.

W I T N E S S E T H

WHEREAS, Company and Executive are parties to that certain Executive Employment Agreement dated January 30, 2023 (the “Employment Agreement”); and

WHERAS, all capitalized terms not defined in this Amendment shall have the same meaning as stated in the Employment Agreement;

WHEREAS, Section 3(c) of the Agreement provides for certain equity grants, referred to as “Value Achievement Awards,” under which Executive, upon the achievement of certain goals, could earn grants of Shares based on a percentage of the Company’s Shares issued and outstanding as of a given date;

WHEREAS, the recruiting process for hiring Executive was protracted and the Employment Agreement calculated the number of Shares to be granted in connection with Value Achievement Awards on the basis of the number of Shares outstanding as of October 2022 (47,176,550 Shares), before certain additional shares were issued to a departing executive and to certain other employees;

WHEREAS, the parties believe it would better reflect their intentions as expressed in the Employment Agreement, provide proper incentives to Executive, and be equitable and fair to all Parties, for the Value Achievement Awards to be based the 48,756,694 Shares outstanding as of March 28, 2023 according to the Company’s March 31, 2023 Form 10-K )

WHEREAS, the Parties wish to amend Section 3(c)(i) of the Employment Agreement to ensure that the equity grants contained in therein are based upon that 48,756,694 Shares outstanding as of March 28, 2023;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Amendment of Section 3(c)(i). Section 3(c)(i) of the Employment Agreement is replaced in its entirety by the following text:

(c) VALUE ACHIEVEMENT AWARDS.

(i) To further incentivize the Executive to achieve and exceed the Company’s long-term business objectives, within seven (7) business days after the Board determines, in its sole and absolute discretion, that the “Average Closing Share Price” (as defined below) has achieved any “Stock Threshold Target” set forth in the following table, contingent on the Executive (A) remaining employed by the Company through the applicable “Grant Date” (as defined below), (B) continuing to comply with all of the terms and conditions of this Agreement and the Restrictive Covenants Agreement through the applicable Grant Date, and (C) making or entering into arrangements satisfactory to the Company, prior to each applicable Grant Date, to comply with all applicable tax withholding obligations, the Company will grant to the Executive the number of shares of the Company’s common stock (the “Shares”) associated with such Stock Threshold Target in the following table (each such grant, a “Value Achievement Award”, and the grant date of each such Value Achievement Award, the “Grant Date”):

Stock Threshold Target	Number of Shares Granted
$0.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 2.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 975,133

$0.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 731,350

$1.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 487,567

$1.20

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 365,675

$1.40

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 365,675

$1.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

$1.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

$2.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

2.	No Other Amendments. No other Amendments are made to the Employment Agreement, which shall otherwise remain in full force and effect in all respects.

3.	Entire Agreement. The Employment Agreement and this Amendment set forth the entire agreement of the Parties with respect to their subject matter. This Amendment may not be orally modified.

4.

Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile, PDF, and electronic counterpart signatures to and versions of this Agreement will be acceptable and binding on the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Executive Employment Agreement as of the date first written above.

COMPANY By: Name: Title:
EXECUTIVE Robert William Bennett